As filed with the Securities and Exchange Commission on May 6, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERIPRISE FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-3180631
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Ameriprise Financial Center

Minneapolis, Minnesota

(Address of Principal Executive Offices)

55474

(Zip Code)

Ameriprise Financial Deferred Equity Program

for Independent Financial Advisors

(Full Title of the Plan)

John C. Junek, Esq.

Executive Vice President and General Counsel

1099 Ameriprise Financial Center

Minneapolis, Minnesota 55474

(Name and Address of Agent for Service)

(612) 671-3131

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed Maximum	Proposed Maximum	Amount of
to be	to be	Offering Price Per Share	Aggregate Offering	Registration
Registered	Registered (1)	(2)	Price (2)	Fee (2)
Ameriprise Financial
Common Stock, par value $.01	6,000,000 shares	$47.09	$282,540,000.00	$11,103.82

(1)

Consists of common shares of Ameriprise Financial, Inc. (“Common Stock”) to be issued pursuant to the Ameriprise Financial Deferred Equity Program for Independent Financial Advisors, as amended and restated, together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 with respect to shares of Common Stock issuable pursuant to the Plan and based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on April 29, 2008.

PART I

Pursuant to General Instruction E to Form S-8, the contents of Part I of the Registration Statement filed by Ameriprise Financial, Inc. (the “Company”) on October 3, 2005 under Registration Number 333-128791, with respect to securities offered pursuant to the Ameriprise Financial Deferred Equity Program for Independent Financial Advisors (the “Plan”) are hereby incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E to Form S-8, the contents of Items 3, 4, 6, 7 and 9 of Part II of the Registration Statement filed by the Company on October 3, 2005 under Registration Number 333-128791, with respect to securities offered pursuant to the Plan are hereby incorporated by reference herein.

Item 5.             Interests of Named Experts and Counsel.

As of April 29, 2008, John C. Junek, Esq., Executive Vice President and General Counsel of the Registrant, who has rendered the opinion attached hereto as Exhibit 5.1, beneficially owned shares of the Registrant’s Common Stock having a fair market value of approximately $1,358,000.00, vested Stock Options having a value of approximately $2,630,000.00, and phantom share units in the Company’s Deferred Compensation Plan and Supplemental Retirement Plan having a value of approximately $456,000.00.  In addition, Mr. Junek holds unvested options to purchase shares of the Registrant’s Common Stock granted under the Ameriprise Financial 2005 Incentive Compensation Plan which are not included in his beneficially owned shares.

Item 8.              Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K).

Exhibit No.	Document

4.1	Ameriprise Financial Deferred Equity Program for Independent Financial Advisors, as amended and restated on April 23, 2008

5.1	Opinion of John C. Junek, Esq., Executive Vice President and General Counsel of the Registrant, regarding the validity of the securities being registered

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of John C. Junek, Esq., Executive Vice President and General Counsel of the Registrant (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 6th day of May, 2008.

AMERIPRISE FINANCIAL, INC.

/s/ John C. Junek
JOHN C. JUNEK Executive Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints James M. Cracchiolo and John C. Junek, and each of them, each with full power to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments or post-effective amendments related to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities indicated as of the 6th day of May, 2008.

Signature	Title

/s/ James M. Cracchiolo
JAMES M. CRACCHIOLO	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer and Director)

/s/ Walter S. Berman
WALTER S. BERMAN	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David K. Stewart
DAVID K. STEWART	Senior Vice President and Controller (Chief Accounting Officer)

/s/ Ira D. Hall
IRA D. HALL	Director

/s/ Warren D. Knowlton
WARREN D. KNOWLTON	Director

/s/ W. Walker Lewis
W. WALKER LEWIS	Director

/s/ Siri S. Marshall
SIRI S. MARSHALL	Director

/s/ Jeffrey Noddle
JEFFREY NODDLE	Director

/s/ Richard F. Powers III
RICHARD F. POWERS III	Director

/s/ H. Jay Sarles
H. JAY SARLES	Director

/s/ Robert F. Sharpe, Jr.
ROBERT F. SHARPE, JR.	Director

/s/ William H. Turner
WILLIAM H. TURNER	Director

EXHIBIT INDEX

Exhibit Number	Description	Method of Filing
4.1

Ameriprise Financial Deferred Equity Program for Independent Financial Advisors, as amended and restated on April 23, 2008 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q, file no. 1-32525, filed on May 6, 2008)

Incorporated by Reference

5.1	Opinion of John C. Junek, Esq., Executive Vice President and General Counsel of the Registrant, regarding the validity of securities being registered	Filed electronically

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm	Filed electronically

23.2	Consent of John C. Junek, Esq., Executive Vice President and General Counsel of the Registrant (included in Exhibit 5.1)	Filed electronically

24.1	Power of Attorney (included on signature page)	Filed electronically